EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-224538, No. 333-212715, No. 333-85009, No. 333-59138, No. 333-50081, No. 333-39498, No. 333-35008, No. 333-24289, No. 333-26833, No. 033-64659, No. 333-128132, No. 333-66919, No. 333-82063, No. 333-51344, No. 333-108556, and No. 333-70678), Form S-4 (No. 333-77645), and Form S-8 (No. 333-39965, No. 033-55727, No. 333-124364, No. 333-35162, No. 333-59508, No. 333-113907, No. 333-128133, No. 333-160960, No. 333-185583 and No. 333-205981) of Duke Realty Corporation of our report dated February 22, 2019, with respect to the consolidated balance sheets of Duke Realty Corporation and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2018, the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 combined annual report on Form 10-K of Duke Realty Corporation and Duke Realty Limited Partnership.

/s/ KPMG LLP

Indianapolis, Indiana
February 22, 2019